SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 5, 2002

ZALE CORPORATION SAVINGS AND INVESTMENT PLAN

(Exact name of registrant as specified in its charter)

Delaware	001-04129	75-0675400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane, Irving, Texas	75038-1003

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (972) 580-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 5th, 2002, the Board of Directors of Zale Corporation (“the Company”), sponsor of the Zale Corporation Savings and Investment Plan (the “Plan”), upon recommendation of the Company’s Audit Committee, decided to end the engagement of Arthur Andersen LLP (“Arthur Andersen”) as the Plan’s independent public accountants, and engaged KPMG LLP (“KPMG”) to serve as the Plan’s independent public accountants for the fiscal year ending July 31, 2002, effective immediately.

Arthur Andersen’s reports on the Plan’s Financial Statements for each of the fiscal years ended July 31, 2001 and July 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 31, 2001 and July 31, 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Plan’s Financial Statements for such years. There were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

The Plan provided Arthur Andersen with a copy of the foregoing disclosures. Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated June 5th, 2002, stating its agreement with such statements.

During the fiscal years ended July 31, 2001 and July 31, 2000, and through the date hereof, the Plan did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s Financial Statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, ProForma Financial Statements and Exhibits

(c)	Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 5, 2002, regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION SAVINGS AND INVESTMENT PLAN Registrant

Date: June 6, 2002	By:	/s/ Mark R. Lenz Mark R. Lenz Senior Vice President, Controller (principal accounting officer of the registrant)

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 5th, 2002, regarding change in certifying accountant

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